Exhibit 99.1

Mobix Labs Announces Strategic Acquisition of RaGE Systems

May 9, 2024

--Acquisition to immediately increase Mobix Labs Revenue and Earnings

– Synergies will accelerate breakthrough advancements for wireless communications

IRVINE, Calif.--(BUSINESS WIRE)--May 9, 2024-- Mobix Labs, Inc. (Nasdaq: MOBX), a fabless semiconductor company known for its innovative connectivity solutions, today announced that it has signed a definitive agreement to acquire RaGE Systems Inc., a leader in radio frequency joint design and manufacturing services based in Massachusetts.

RaGE Systems specializes in developing products for 5G communications, mmWave imaging, and Software Defined Radio targeting commercial, industrial, and defense & aerospace sectors. The RaGE Systems team is recognized for their groundbreaking technology and robust customer support, contributing to their steady growth.

“RaGE Systems’ expertise will greatly enhance Mobix Labs’ capabilities in designing and manufacturing advanced RF and mmWave integrated circuits and systems across several markets. With this acquisition, Mobix Labs will decrease the time necessary to develop cutting-edge wireless communications and integrated circuit products for its customers, particularly in the fast-growing mmWave 5G sector,” said Fabian Battaglia, CEO of Mobix Labs.

“This acquisition is poised to immediately increase Mobix Labs’ revenue and earnings per share. Acquiring RaGE is a significant step in our global expansion strategy,” commented Keyvan Samini, president and CFO of Mobix Labs. “It underscores our team’s ability to effectively and rapidly pursue growth both organically and through strategic acquisitions, enabling Mobix to broaden its market presence rapidly.”

“We are thrilled to become part of Mobix Labs’ innovative product family. The merger of our teams will create substantial synergies, enhancing the value we deliver to our customers,” stated Russell Cyr, Co-Founder and CEO of RaGE Systems.

Mobix Labs is expected to complete the acquisition of RaGE in May 2024.

Transaction Details

Total consideration consisted of approximately $2 million in cash, approximately $10 million worth of Mobix Labs stock and possible earn-out payments of up to $8 million over eight fiscal quarters in a combination of cash and stock upon satisfaction of certain financial metrics.

About Mobix Labs, Inc.

Based in Irvine, California, Mobix Labs is a fabless semiconductor company delivering mmWave wireless solutions and delivering connectivity and filtering products for next-generation communication systems supporting the aerospace, military, and high-reliability markets. The Company’s True Xero active optical cables are designed to meet customer needs for high-quality active optical cable solutions at an affordable price. The Company’s electromagnetic filtering products, which were acquired in the EMI Solutions, Inc. (“EMI”) acquisition, are used in military and aerospace applications. These technologies are designed for large and rapidly growing markets where there are increasing demands for higher-performance communication and filtering systems that utilize an expanding mix of both wireless and connectivity technologies. More information on the company can be found by visiting http://www.mobixlabs.com or by following us on X @MobixLabsInc and LinkedIn.

About RaGE Systems, Inc.

RaGE Systems, Inc. is a radio frequency joint design manufacturer focused on high-value electronics for a variety of industries, including commercial, industrial, and defense and aerospace sectors. Based in Massachusetts, the company specializes in radio frequency design, development, manufacturing and automated test of radio frequency integrated circuits, modules and subsystems. RaGE Systems has developed hardware, radio frequency integrated circuits, embedded firmware and software products for 2/3/4/5G RFFE and O-RAN systems, Software Defined Radio, MMW imaging and threat detection, sensor fusion and AI, micro-miniaturized electronics for smart munitions and advanced HW and FW for specialized receivers. More information can be found at their website www.RaGESystems.com or you can follow them on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about capturing additional opportunities in the future, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement, such as Mobix Labs’ ability to close the RaGE acquisition pursuant to the terms of the Business Combination Agreement entered into by and between the parties, deliver parts or to develop technology in connection with the systems provided by RaGE Systems to its customers. In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. All information provided in this press release is as of the date of this press release, and Mobix Labs undertakes no duty to update such information, except as required under applicable law.

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Source: Mobix Labs, Inc.